Exhibit 99.1

Digital business
starts here.

Top Image Systems Enters into a Definitive Agreement to Be
Acquired by Kofax;
Stockholders to Receive $0.86 in Cash per Share

TEL AVIV, Israel and PLANO, Texas – February 4, 2019 - Top Image Systems Ltd. (NASDAQ:TISA), a global innovator of intelligent content processing solutions, today announced that it has signed a definitive agreement to be acquired by Kofax, a leading supplier of Intelligent Automation software to automate and digitally transform end-to-end processes, and a portfolio company of leading private equity investment firm, Thoma Bravo. Under the terms of the agreement, Top Image Systems stockholders will receive $0.86 per share in cash for each ordinary share of Top Image Systems, representing a 65% premium over Top Image Systems' volume weighted average price (VWAP) over the past 30 trading days.

Brendan F. Reidy, Chief Executive Officer of Top Image Systems, commented: “We are pleased to announce this transaction with Kofax. The transaction will allow Top Image Systems to continue to provide its innovative content processing and remittance solutions to our customers while benefitting from the substantial resources of Kofax and Thoma Bravo. Our Board of Directors believes this transaction is in the best interest of our stockholders.”

“TIS customers will enjoy single-vendor access to Kofax’s Intelligent Automation solutions that deliver increased efficiency, enabling the human and digital workforces of tomorrow,” said Reynolds C. Bish, Chief Executive Officer of Kofax. “Leveraging TIS’ SaaS expertise will assist us as we further advance the secure cloud capabilities of our end-to-end Intelligent Automation platform.”

The Board of Directors of Top Image Systems has unanimously voted to approve the definitive agreement and to recommend that stockholders approve the transaction. Closing of the transaction is subject to customary closing conditions, including, among others, the affirmative vote in favor of the transaction by holders of a majority of the Company's outstanding ordinary shares present and voting at a meeting, and required regulatory approvals. It is anticipated that the special meeting of Top Image Systems’ stockholders to vote on the transaction will be held in early 2019, and, if the transaction is approved, the merger would be expected to close shortly thereafter.

The transaction will be financed with cash from Kofax's balance sheet. There is no financing contingency to the obligations of Kofax to consummate the transaction. Canaccord Genuity LLC is serving as financial advisor to Top Image Systems, and Greenberg Traurig, LLP is acting as legal counsel to Top Image Systems.

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About Top Image Systems
Top Image Systems™ (TIS™) Ltd. is a global innovator of on-premise and cloud-based applications that optimize content-driven business processes such as procure to pay operations, remittance processing, integrated receivables, customer response management and more. Whether originating from mobile, electronic, paper or other sources, TIS solutions automatically capture, process and deliver content across enterprise applications, transforming information entering an organization into useful and accessible electronic data, delivering it directly and efficiently to the relevant business system or person for action with as little manual handling as possible. TIS’ solutions are marketed in more than 40 countries through a multi-tier network of distributors, system integrators, value-added resellers and strategic partners. Visit the company's website at https://www.topimagesystems.com/ for more information.

Top Image Systems Caution Concerning Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied in those forward-looking statements. Words such as "will," "expects," "anticipates," "estimates," and words and terms of similar substance in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements are based on management's current expectations or beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks in product development, approval and introduction plans and schedules, rapid technological change, customer acceptance of new products, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of TIS and its competitors, risk of operations in Israel, government regulation, litigation, general economic conditions and other risk factors detailed in the Company's most recent annual report on Form 20-F and other subsequent filings with the United States Securities and Exchange Commission. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

TIS Investors Contact:
 James Carbonara, Regional Vice President, Hayden IR
james@haydenir.com + 1 646 755 7412